Exhibit 99.2

December 28, 2015

Grocers Capital Company

5200 Sheila Street

Commerce, California 90040

Re:	$25,000,000 Revolving Loan Facility
Consent re Annual Audited Financial Statements of Unified Grocers, Inc. and Subsidiaries

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of September 26, 2014, by and among Grocers Capital Company (“Borrower”), the lenders that are signatories thereto (individually and collectively, “Lenders”) and California Bank & Trust, as arranger and administrative agent (“Agent”), together with any and all amendments, modifications, exhibits, schedules, riders and attachments thereto (collectively, the “Loan Agreement”), in connection with the revolving loan facility extended by Lenders to Borrower up to the aggregate principal amount of $25,000,000.00 (the “Loan”). All capitalized terms used in this letter have the meanings given to them in the Loan Agreement, unless specifically defined herein.

Under Section 6.3(b) of the Loan Agreement, Borrower covenants and agrees to deliver the consolidated audited financial statements of Unified Grocers, Inc. (“Parent”) and Borrower for each fiscal year by no later than 120 days following the end of such fiscal year. Borrower previously requested that Lenders consent to the extension of the due date for the delivery of the consolidated audited financial statements of Parent and its subsidiaries (as described in Section 6.3(b) for fiscal year 2014 (the “2014 Financial Statements”) to June 30, 2015 and to December 31, 2015, and Agent agreed to consent thereto, for and on behalf itself and Lenders, in accordance with the terms and conditions set forth in Agent’s consent letters dated December 17, 2014 (the “First Consent Letter”) and June 26, 2015 (the “Second Consent Letter”).

Borrower has now requested a further extension of the due date for the delivery of the 2014 Financial Statements and has also requested an extension of the due date for the consolidated audited financial statements of Parent and its subsidiaries for fiscal year 2015 (the “2015 Financial Statements”), and Agent will agree thereto, for and on behalf of itself and Lenders, in accordance with the terms and conditions set forth herein.

Notwithstanding Section 6.3(b) of the Loan Agreement, the First Consent Letter, and the Second Consent Letter, and subject to the terms and conditions herein, Agent hereby consents, for and behalf of itself and Lenders, to the further extension of the due date for the delivery of the 2014 Financial Statements and to the extension of the due date for the delivery of the 2015 Financial Statements, both of which are currently December 31, 2015, to June 30, 2016.

Grocers Capital Company

December 28, 2015

The consent given in this letter is limited to the specific covenants and agreements of Borrower described hereinabove and shall not be deemed to (i) be a consent, modification, forbearance or waiver with respect to any other covenant, agreement or other obligation under or in connection with the Loan Agreement or any other loan documents relating thereto (collectively, the “Loan Documents”) or to the Loan or other transactions contemplated thereby or (ii) prejudice any rights or remedies that Lender may now have or may have in the future under or in connection with the Loan Documents (as modified hereby) or to the Loan or other transactions contemplated thereby, each of which is expressly and specifically reserved.

Except as specifically modified by this consent letter, all of the terms, conditions and provisions of the Loan and under the Loan Documents shall remain unchanged and continue in full force and effect. This letter shall not confer any rights, interests or remedies upon or to any person or entity other than the parties hereto and their respective successors and permitted assigns.

The consent given in this letter is subject to receipt by Agent of a countersigned copy hereof, originally executed for and on behalf of Borrower.

Please acknowledge your agreement to the terms and conditions set forth herein by executing where indicated below and returning the same to the undersigned. Thank you.

Sincerely yours,

California Bank & Trust, a California banking corporation, as Agent and holder of 60% of the
Revolver Commitments

By:	/s/ Joshua Marr
Joshua Marr, Vice President

ACKNOWLEDGED AND AGREED as of December 28, 2015: Grocers Capital Company

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	President